Exhibit 99.1
Move Inc. Investor Presentation May 20, 2008

Safe Harbor Statement This presentation may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances. 2

Consumer Move Cycle Drives $20B In Real Estate Related Advertising 3 80+% of home buyers already online, ad dollars still largely offline Sources: NAR, REAL Trends, US Census Bureau, SEC Filings, National Apartment Association, Boston Consulting Group, internal analysis Moving Financing Thinking / Searching Settling In Nesting

3% margin 9% margin 11% margin The Real Estate Market is in Turmoil 4 According to the Newspaper Association of America, in 2007, advertising spend in the real estate newspaper classifieds declined $1.2 billion, the first decline in 15 years Offline Advertising1 $ in billions CAGR = -5% Sales of Existing Single-family Homes2 Source: 1 - Borrell Associates; 2 - National Association of Realtors In millions 26% decline in one year

Online Real Estate Professional Ad Spending1 5 $ in billions 12007 Borrell Associates, Inc. - includes apartment management, realtors, private parties, developers; 2 Source: Mar 2008 - Comscore MOVE, the online real estate leader, stands to benefit disproportionately 1- Largest Consumer Audience (10 million monthly uniques2) 2- Most Real Estate Advertisers (3,515 brokers/265,000 agents) 3- Most Real Estate Content (4.5 million home listings) 4- Most visits and Page Views (24m visits/327m page views2) 2004 2007 2011

Move Has Laser Focus On Leveraging and Monetizing Market Leading Platforms Early In The Move Cycle Settling In Moving Financing Thinking / Searching Settling In Nesting 6

Move Will Dominate the $3B Opportunity 1- Best real estate search experience 2- Largest and most engaged audience 3- Longest list of premier advertisers 4- Monetize audience at premium rates 7

Move Dominates in Unique Users 8 Source: March 08 comScore Monthly Unique Users

....and the Most Engaged Users Minutes in millions Consumers spend more minutes on Move than the next 5 companies combined Realtor.com has 4 times the minutes of Trulia and Zillow combined Realtor.com averages 12 minutes per visit - 3x more than AOL, MSN and Yahoo! Ource: Media Metrix March 2008 Real Estate Website Segment Analysis 9

10 Enhancing Move's Consumer Advertisers The Move Network will be he trusted partner of brand name and Fortune 500 advertisers in reaching consumers engaged in the home buying cycle

Move Vision and Mission Revolutionalize the American dream of home ownership Be the most trusted source for real estate online 11

12 Move Strategy Three pillars: Provide the best online real estate search experience Proprietary home and listings related content to extend our relationship and drive repeat visitation Deliver most relevant and effective advertising

Consumers are looking for answers Consumers facing new challenges and concerns It's scary to buy a home these days, consumers need help Credit market is extremely tight, adding to buyer anxiety Drivers of home values are difficult to understand, yet critically important Winning strategy requires a complete set of tools to serve consumer needs Industry support Rich, timely, accurate data and content Real Estate advertisers to monetize Deep industry insight to simplify complex processes World class web experience Financial resources to innovate and grow MOVE will lead in satisfying demanding consumers in a volatile market 13

REALTOR.com Beta Homepage My Items Prominent Features - Photo Carousel - Featured CMA - NAR Links Single search & address search New Tools Find out what your home is worth New "Look & Feel" 14

Consumer Eyetracking Studies Confirm Redesign Benefits 70% increase in view time 42% more properties viewed 61% increase in Broker recall LDP Property title anchoring New headline highlighting of Showcase Total page visibility 15 SRP LDP Customer proof points; Mar 08 Classic v Arrowhead Eyetracker

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Bellevue, WA The most listings The freshest content 17

.. . . and the Freshest Content 1.9 Million Listings tagged for 15-minute updates 18

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Exploring Home Valuation Information on 80 Million properties 21

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New Mapping 26

Management Team

move®

Mike Long, CEO	WebMD, Continuum
Lorna Borenstein, President	Yahoo!, eBay, HP
Errol Samuelson, President, REALTOR.com® and Top Producer	GTE Enterprise Solutions
Patty Mitchell, SVP Consumer Media	Six Apart, Knight Ridder Digital, CitySearch
Lew Belote, CFO	WebMD, Ernst & Young
Jim Caulfield, EVP General Counsel	Fibreboard Corporation, Lincoln Financial Advisors, E.W. Blanch Holdings
Vaughan Smith, EVP Strategy and Corporate Development	eBay, Credit Suisse First Boston
Justin Miller , SVP Product and Design	Apple, Webvan, eBay
Mike Remedios, CTO	eBay, Shopping.com, Travelocity

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28 Outside Directors Joe Hanauer* Chairman Principal, Combined Investments, L.P. Fred Anderson Managing Director and Co-Founder, Elevation Partners, former Apple and ADP CFO John Doerr* Partner, Kleiner Perkins Caufield & Byers William Kelvie* CEO, Overture Corporation Ken Klein* President and CEO, KLEINCO Construction Services Gerry Laybourne* Founder and Former CEO, Oxygen Media, LLC Roger McNamee Managing Director and Co-Founder, Elevation Partners Thomas Stevens Director, National Association of REALTORS(r) Paul Unruh* Former Vice Chairman, Bechtel Group, Inc. Bruce Willison* Professor and Former Dean, UCLA Anderson School of Management * Independent

Financials 29

Solid Balance Sheet (in millions) Cash $48 A/P & Acc. Exp $35 A/R 17 Deferred Rev 39 Other current 15 Other LT Liab 2 PPE 33 Elevation Pref 102 LT Investments 121 SH Equity 96 Other LT Assets 40 Total Liab & Totals Assets $274 SH Equity $274 $65 million Line of Credit available1 30 1The available line of credit is reducing to the extent that the auction rate securities become liquid

Revenue and EBITDA* Trends Growth in a very difficult macro market Millions of $s 31 * Income from operations, excluding restructuring charges and certain other non-cash and non-recurring items, principally stock-based charges, depreciation, and amortization. Please see reconciliation in Appendix. 3% 11% 9%

Revenue Contribution - 2007 Real Estate Services REALTOR.com(r) Top Producer Systems New Homes Rentals Consumer Media Welcome Wagon(r) Media (formerly Retail Advertising) res mrs 2007 220546 65737 77% 23% 2007: $286.3M 32

Thank you! 33

Appendix Appendix * Income from operations, excluding restructuring charges and certain other non-cash and non-recurring items, principally stock-based charges, depreciation, and amortization. EBITDA* Reconciliation to GAAP 34

Agent / Company "Host" the Listings 35

New Demographics 36

More Demographics 37